                                 EXHIBIT 10.(k)

              MAPCO Inc. 1989 Outside Director Stock Option Plan,
                          as amended January 23, 1996

                                   MAPCO INC.

                    1989 OUTSIDE DIRECTOR STOCK OPTION PLAN
                          AS AMENDED JANUARY 23, 1996

                                   SECTION 1.

                                    PURPOSE

         1.1. The purpose of the "MAPCO INC" 1989 OUTSIDE DIRECTOR STOCK OPTION PLAN" (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by enabling the Company to attract and retain the services of outstanding Outside Directors whose judgment, interest, and special effort is essential to the successful conduct of its operations.

                                   SECTION 2.

                                  DEFINITIONS

         2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                 (a) "Act" means the Securities Exchange Act of 1934, as amended.

                 (b) "Annual Award" means an Option for 1,000(1) shares of Stock.

                 (c) "Annual Retainer Fee" means the annual fee payable to an Outside Director for services as a member of the Board, but exclusive of any fees paid for services as a member of a committee of the Board, for attending meetings or for other special services provided to the Company. Notwithstanding the foregoing, the amount treated as an Annual Retainer Fee hereunder shall not exceed $20,000, increased at the rate of 10% per annum on a compounded basis for each calendar year beginning after December 31, 1989.

                 (d) "Board" means the Board of Directors of the Company.

                 (e) "Company" means MAPCO Inc., a Delaware corporation, and any successor thereto.

                 (f) "Disability" means total disability, which if the Outside Director were an employee of the Company, would be treated as a total disability under the terms of the Company's long-term disability plan for employees, as in effect from time to time.


         ________________________

                 (1) After giving effect to the two-for-one stock split declared on April 16, 1989.

                 (g) "Fair Market Value" on any date means the closing price of the Stock as reported by the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the stock are quoted at the relevant time) on such date. In the event that there are not Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

                 (h) "Option" means the right to purchase Stock at a stated price for a specified period of time. The term Option shall include Annual Awards.

                 (i) "Outside Director" means any member of the Board who is not an employee of the Company or any of its subsidiaries.

                 (j) "Stock" means the common stock of the Company, par value $1.00 per share.

         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3.

                         ELIGIBILITY AND PARTICIPATION

         Each Outside Director shall participate in the Plan.

                                   SECTION 4.

                             STOCK SUBJECT TO PLAN

         4.1 Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 200,000(2) shares, subject to adjustment pursuant to Section 4.3. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

         4.2 Cancelled, Terminated, or Forfeited Awards. Any shares of Stock subject to an Option which for any reason is cancelled or terminated without the issuance of any Stock shall again be available for Awards under the Plan.

         4.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or


________________________

     (2) After giving effect to the two-for-one stock split declared on April 16, 1989.

other similar corporate change, the aggregate number of shares of Stock available for issuance hereunder or subject to Options and the respective exercise prices of outstanding Options may be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that any fractional shares resulting from any such adjustment shall be disregarded.

                                   SECTION 5.

                                 STOCK OPTIONS

         5.1 Grant of Options. (a) Annual Awards. During each calendar year during the term of the Plan, each Outside Director shall be granted an Annual Award on the later to occur of the first business day following the annual meeting of the Company's stockholders or June 1.

         (b) Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the exercise price, the term of the Option, and the number of shares of Stock to which the Option pertains.

         5.2 Option Price. Options granted pursuant to Section 5.1(a) as an Annual Award shall have an exercise price equal to the Fair Market Value of a share of Stock on the date the Option is granted.

         5.3 Exercise of Options. Options awarded under the Plan shall be fully and immediately exercisable. Each Option shall be exercisable for 10 years after the date on which it is granted.

         5.4 Payment. Options may be exercised by written notice of exercise accompanied by payment in full of the Option price in cash or cash equivalents, including by personal check, or with a partial or full payment in Stock already owned by the Outside Director, valued at Fair Market Value on the date of exercise. As soon as practicable after receipt of such written exercise notice and full payment of the Option price, the Company shall deliver to the Outside Director a certificate or certificates representing the acquired shares of Stock.

                                   SECTION 6.

                      TERMINATION OF DUTIES AS A DIRECTOR

         6.1 Termination of Duties Due to Retirement. In the event an Outside Director's membership on the Board ceases on or after he has attained age 70, any Options then held by such Outside Director may be exercised at any time prior to the expiration of the term of the Options or within three (3) years following his cessation of Board membership, whichever period is shorter.

         6.2 Termination of Duties Due to Death or Disability. In the event an Outside Director's membership on the Board ceases by reason of his death or Disability, any Options then held by such Outside Director may be exercised by the Outside Director or his legal representative at any time prior to the expiration date of the terms of the Options or within one (1) year following his cessation of Board membership, whichever period is shorter.

         6.3 Termination of Duties for Any Other Reason. In the event an Outside Director's membership on the Board ceases for any reason other than one described in Section 6.1 or 6.2, any Options then held by such Outside Director shall be cancelled.

         6.4 Services as an Employee. If an Outside Director becomes an employee of the Company or any of its subsidiaries, the Outside Director shall be treated as continuing in service for purposes of this Plan, but shall not be eligible to receive future grants while an employee. If the Outside Director's services as an employee terminate without his again becoming an Outside Director, the provisions of this Section 6 shall apply as though such termination of employment were the termination of the Outside Director's membership on the Board.

                                   SECTION 7.

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

         The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, but any amendment that materially increases the benefits to be provided to Outside Directors shall be subject to approval by the Company's stockholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Outside Director.

                                   SECTION 8.

                            MISCELLANEOUS PROVISIONS

         8.1 Nontransferability of Awards. No Options may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Options granted to an Outside Director shall be exercisable during his lifetime only by him.

         8.2 Beneficiary Designation. Each Outside Director may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any Option granted under the plan is to be exercised in case of his death. Each designation will revoke all prior designations by such Outside Director and will be effective only when filed by the Outside Director in writing with the Secretary of the Company during his lifetime. In the absence of any such designation, Options outstanding at the time of an Outside Director's death shall be exercised by the Outside Director's surviving spouse, if any, or otherwise by his estate.

         8.3 No Guarantee of Membership. Nothing in the Plan shall confer upon an Outside Director the right to remain a member of the Board.

         8.4 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of Options shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         8.5 Administration. The Plan shall, to the maximum extent possible, be self-effectuating. Any determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes shall be made by the Company.

         8.6 Term of Plan. The Plan shall be effective upon its adoption by the Board, subject to approval by the Company's stockholders at their next annual meeting. The Plan shall continue in effect, unless sooner terminated pursuant to Section 7, until the tenth anniversary of the date on which it is adopted by the Board.

         8.7 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.